The information in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed. A registration statement relating to these securities has been declared effective by the Securities and Exchange Commission. This prospectus supplement and accompanying prospectus are not an offer to sell these securities, and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 16, 2017

Filed Pursuant to Rule 424(b)(5)

File No. 333-216943

PROSPECTUS SUPPLEMENT

(To Prospectus dated April 11, 2017)

LAKELAND INDUSTRIES, INC.

________________ Shares of Common Stock

We are offering ____________ shares of our common stock, par value $.01 per share, pursuant to this prospectus supplement and the accompanying prospectus. The public offering price is $_______ per share.

Our common stock is listed on The NASDAQ Global Market under the symbol “LAKE.” On August 15, 2017, the last reported sale price of our common stock was $15.90 per share.

This offering is being underwritten on a firm commitment basis. We have granted the underwriters an option for a period of 45 days from the date of this prospectus supplement to purchase up to an additional _____________ shares of common stock, solely to cover over-allotments, if any.

	Per Share		Total
Public offering price	$	____	$	_____
Underwriting discount and commissions (1)	$	___	$	_____
Proceeds, before expenses, to us	$	___	$	_____

(1)	See “Underwriting” beginning on page S-12 of this prospectus supplement for additional information about the expenses for which we have agreed to reimburse the underwriters in connection with this offering.

Investing in shares of our common stock involves a high degree of risk. You should carefully read and consider the “Risk Factors” beginning on page S-4 of this prospectus supplement and elsewhere in this prospectus supplement and the accompanying prospectus for a discussion of the information that should be considered in connection with an investment in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the shares of common stock against payment in New York, New York on or about August ____, 2017.

Joint Book-Running Managers

Roth Capital Partners	Craig-Hallum Capital Group

The date of this prospectus supplement is August ______, 2017.

TABLE OF CONTENTS

Prospectus Supplement

i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus relate to the offering of our common stock. Before buying any of the common stock that we are offering, we urge you to carefully read this prospectus supplement and the accompanying prospectus, together with the information incorporated by reference as described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement. These documents contain important information that you should consider when making your investment decision.

This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of common stock and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus dated April 11, 2017, including the documents incorporated by reference therein, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the Securities and Exchange Commission, or SEC, before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in the accompanying prospectus — the statement in the document having the later date modifies or supersedes the earlier statement.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectus that we have authorized for use in connection with this offering. Neither we nor any of the underwriters have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision.

Unless otherwise indicated, all references in this prospectus supplement to “$” or “dollars” are to U.S. dollars and financial information presented in this prospectus supplement that is derived from financial statements incorporated by reference is prepared in accordance with accounting principles generally accepted in the United States.

As used in this prospectus supplement, unless the context requires otherwise, references to “Lakeland,” “the Company,” “we,” “us,” or “our” refer to Lakeland Industries, Inc. and its subsidiaries.

ii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about us, this offering and information appearing elsewhere in this prospectus supplement or the accompanying prospectus and in the documents we incorporate by reference. This summary is not complete and does not contain all of the information that you should consider before investing in our common stock. The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements and notes thereto appearing elsewhere in this prospectus supplement, the accompanying prospectus and the documents we incorporated by reference herein. Before you decide to invest in our common stock, to fully understand this offering and its consequences to you, you should carefully read the entire prospectus supplement and accompanying prospectus carefully, including the matters set forth under the caption “Risk Factors” beginning on page S-4 of this prospectus supplement and page 5 of the accompanying prospectus, and the consolidated financial statements and related notes included or incorporated by reference in this prospectus supplement, the accompanying prospectus and the other documents incorporated by reference herein and therein.

Corporate Information

We are a corporation organized under the laws of the State of Delaware. Our principal executive offices are located at 3555 Veterans Memorial Highway, Suite C, Ronkonkoma, NY 11779, our telephone number is (631) 981-9700 and our website is located at www.lakeland.com. The contents of our website are not part of this prospectus supplement.

Our Business

We manufacture and sell a comprehensive line of safety garments and accessories for the industrial protective clothing market. Our products are sold by our in-house customer service group, our regional sales managers and independent sales representatives to a network of over 1,200 North American safety and mill supply distributors. These distributors in turn supply end user industrial customers, such as integrated oil, chemical/petrochemical, utilities, automobile, steel, glass, construction, smelting, munition plants, janitorial, pharmaceutical, mortuaries and high technology electronics manufacturers, as well as scientific and medical laboratories. In addition, we supply to federal, state and local governmental agencies and departments, such as fire and law enforcement, airport crash rescue units, the Department of Defense, the Department of Homeland Security and the Centers for Disease Control. Internationally, sales are to a mixture of end users directly and industrial distributors depending on the particular country market. Sales are made to more than 40 foreign countries but are primarily in China, European Economic Community (“EEC”), Canada, Chile, Argentina, Russia, Colombia, Mexico, Ecuador and Southeast Asia.

Recent Developments

On June 21, 2017, our stockholders approved the Lakeland Industries, Inc. 2017 Equity Incentive Plan. The maximum number of shares of our common stock which may be issued under the Plan is 360,000. To date, no performance awards have been granted. It is anticipated that in the near future, and thereafter, that long-term incentive awards, primarily or entirely in the form of restricted stock, will be granted to our senior level employees and directors. It is currently contemplated that there will be annual awards encompassing three-year performance periods, with performance determined based upon cumulative, three-year EBITDA (Earnings Before Interest, Taxes, Depreciation, and Amortization). All such awards will be subject to the terms and provisions of our 2017 Equity Incentive Plan.

Based on our closing stock price as reported by The NASDAQ Global Market on July 31, 2017, starting with our next Annual Report on Form 10-K, we will transition to an “accelerated filer” under Rule 12b-2 of the Securities Exchange Act of 1934, or the Exchange Act, and, as such, be required to obtain audits of our internal control over financial reporting under Section 404(b) of the Sarbanes-Oxley Act of 2002 and meet accelerated deadlines for financial reporting.

S-1

Brazil Litigation Update. As disclosed in our periodic filings with the SEC, we agreed to make certain payments in connection with ongoing labor litigation involving our former Brazilian subsidiary. While the vast majority of these labor suits have been resolved, there are four which remain active. In one such case, the former chief financial officer of our former Brazilian subsidiary recently filed a counterclaim in the action seeking approximately US$700,000 that he purports to be owed to him by our former Brazilian subsidiary under a promissory note and alleges that we are liable for payment therefor. Management firmly believes the counterclaim is without merit, intends to vigorously defend our position, and does not anticipate a negative outcome resulting in significant expense to us.

Financial Update

Our financial statements for the fiscal quarter ended July 31, 2017 are not yet available. We expect to report information about our Company, on a consolidated basis, for the second quarter of fiscal 2018 after completion of the offering and, thus, present herein preliminary estimates of our revenues, earnings per share, and Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) that we expect to report for the three months ended July 31, 2017. For the fiscal quarter ended July 31, 2017, we estimate revenue to range from $23.0 million to $25.0 million, net income to range from $ $1.42 million to $1.56 million, earnings per share to range from $0.19 to $0.21, and EBITDA to range from $2.2 million to $2.4 million.

The revenue, net income, earnings per share and EBITDA estimates presented above are preliminary and subject to revision based upon the completion of our quarter-end financial closing process and completion of our consolidated financial statements and are not meant to be comprehensive for this period. These preliminary estimates have been prepared by, and are the responsibility of, our management based upon the most current information available to them. Such preliminary estimates have not been subject to any audit procedures, review procedures, or any procedures by our independent registered public accounting firm. Following the completion of our quarter-end financial closing process, we may report financial results that could differ from these estimates.

While we believe that the above information and estimates are based on reasonable assumptions, our actual results may vary, and such variation may be material. Factors that could cause the preliminary financial data and estimates to differ include, but are not limited to: (i) additional adjustments in the calculation of, or application of accounting principles, for the financial results for the fiscal quarter ended July 31, 2017; and (ii) discovery of new information that affects accounting estimates and management’s judgment underlying these estimated results. The information presented herein should not be considered a substitute for the financial information to be filed with the Commission in our Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2017 once it becomes available. We have no intention or obligation to update the preliminary estimated unaudited financial results in this prospectus supplement prior to filing our Quarterly Report on Form 10-Q for quarter ended July 31, 2017.

To supplement our consolidated financial statements, which are prepared and presented in accordance with Generally Accepted Accounting Principles (GAAP), we use the following non-GAAP financial measure: EBITDA. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. We use this non-GAAP financial measure for financial and operational decision making and as a means to evaluate period-to-period comparisons. We believe that it provides useful information about operating results, enhances the overall understanding of past financial performance and future prospects, and allows for greater transparency with respect to key metrics used by management in its financial and operational decision making. The non-GAAP financial measure used by us in this preliminary prospectus may be different from the methods used by other companies. For more information on the non-GAAP financial measures, please see the below Reconciliation of GAAP to non-GAAP Financial Measures table in this prospectus supplement. This table includes details on the GAAP financial measures that are most directly comparable to non-GAAP financial measures and the related reconciliations between these financial measures.

Reconciliation to GAAP ($000)

	Guidance Range Minimum	Guidance Range Maximum
Net Income	$1,420	$1,560
Depreciation and amortization	220	220
Interest expense	60	60
Income tax	500	560
EBITDA	$2,220	$2,400

S-2

THE OFFERING

Common stock offered by us:	______________ shares.

Offering price	$________ per share.

Common stock to be outstanding after the offering:	____________ shares (or __________ shares, if the underwriters’ over-allotment option to purchase additional shares is exercised in full) *

Over-allotment option	We have granted the underwriters an option to purchase up to _________ additional shares to cover over-allotments, if any. This option is exercisable, in whole or in part, for a period of 45 days from the underwriting agreement.

Use of Proceeds:	We currently expect to use the net proceeds from this offering for (i) building additional overseas manufacturing facilities, (ii) capital expenditures associated with equipment, (iii) repayment of our outstanding revolving line of credit indebtedness, and (iv) general corporate purposes. See “Use of Proceeds” on page S-7 of this prospectus supplement.

The NASDAQ Global Market Listing:	Our common stock is listed on The NASDAQ Global Market under the symbol “LAKE.”

Risk Factors:	An investment in our common stock involves a high degree of risk. See “Risk Factors” beginning on page S-4 of this prospectus supplement, page 5 of the accompanying prospectus and in the documents incorporated by reference into this prospectus supplement for a discussion of factors you should consider carefully when making an investment decision.

Transfer Agent:	Computershare Limited

* The number of shares of our common stock to be outstanding immediately after this offering as shown above is based on 7,307,449 shares outstanding as of August 15, 2017, which excludes 5,221 shares of restricted common stock that were subject to vesting restrictions as of such date and were not considered outstanding for accounting purposes and excludes, as of August 15, 2017, 360,000 shares of common stock available for future issuance under our 2017 Equity Incentive Plan.

Unless otherwise indicated, all information in this prospectus supplement assumes no exercise by the underwriters of their over-allotment option to purchase additional shares.

S-3

RISK FACTORS

Investing in our common stock involves risks. Before making an investment decision, you should carefully review the risks and uncertainties described below under “Risks Related to this Offering” and under the heading “Risk Factors” contained in our most recent Annual Report on Form 10-K, or any updates in our Quarterly Reports on Form 10-Q, together with all of the other information appearing in this prospectus supplement or incorporated by reference into this prospectus supplement, in light of your particular investment objectives and financial circumstances. The risks so described are not the only risks facing our company. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance and historical trends should not be used to anticipate results or trends in future periods. Our business, financial condition and results of operations could be materially adversely affected by any of these risks. In that event, the market price of our common stock could decline and you could lose all or part of your investment. You should carefully consider all of the information set forth in this prospectus supplement, and the documents incorporated by reference herein and therein and annexed hereto and thereto with your respective legal counsel, tax and financial advisors and/or accountants prior to purchasing our securities.

Risks Related to this Offering

If you purchase share of common stock in this offering, you will incur immediate and substantial dilution in the net tangible book value per share of common stock as a result of this offering.

Investors in this offering will experience immediate dilution in their net tangible book value per share to the extent of the difference between the purchase price per share of common stock and the "adjusted" net tangible book value per share after giving effect to the offering. The offering price for one share of common stock is substantially higher than the net tangible book value per share of our common stock. As a result, investors purchasing shares in this offering will incur immediate dilution of $ per share of common stock, based on a purchase price of $ per share.

A substantial number of shares of common stock may be sold in the market following this offering, which may depress the market price for our common stock.

Sales of a substantial number of shares of our common stock in the public market following this offering could cause the market price of our common stock to decline. A substantial majority of the outstanding shares of our common stock are, and the shares of common stock sold in this offering will be, freely tradable without restriction or further registration under the Securities Act.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional share of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

We have broad discretion to determine how to use the funds raised in this offering, and may use them in ways that may not enhance our operating results or the price of our common stock.

Our management will have broad discretion over the use of proceeds from this offering, and we could spend the proceeds from this offering in ways our stockholders may not agree with or that do not yield a favorable return, if at all. We intend to use the net proceeds of this offering for building additional overseas manufacturing facilities, capital expenditures associated with equipment, repayment of outstanding revolving line of credit indebtedness, with the remainder, if any, for other general corporate and working capital purposes. However, our use of these proceeds may differ substantially from our current plans. If we do not invest or apply the proceeds of this offering in ways that improve our operating results, we may fail to achieve expected financial results, which could cause our stock price to decline.

S-4

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, the information incorporated by reference in this prospectus supplement, and any free writing prospectus that we have authorized for use in connection with this offering, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act. These forward-looking statements involve risks, uncertainties and assumptions as described in registration statements, annual reports and other periodic reports and filings we file from time to time with the SEC. Such statements may relate to our strategy, future operations, future financial position, future revenues, projected costs, and plans and objectives of management. All statements contained herein or incorporated by reference in this prospectus that are not clearly historical in nature are forward-looking, and the words “anticipate,” “believe,” “continues,” “expect,” “estimates,” “intend,” “project” and similar expressions, as well as statements in future tense, identify forward-looking statements.

We caution readers that these forward-looking statements are not a guarantee of future performance. Actual results could differ materially from any expectation, estimate or projection conveyed by these statements and there can be no assurance that any such expectation, estimate or projection will be met. Numerous important factors, risks and uncertainties affect our operating results and could cause actual results to differ from the results implied by these or any other forward-looking statements. These potential factors, risks and uncertainties include, among other things, such factors as:

•	our ability to obtain additional funds, if necessary;

•	we are subject substantial regulatory and legal to risk as a result of our international manufacturing operations;

•	our results of operations could be negatively affected by potential fluctuations in foreign currency exchange rates;

•	most of our manufacturing operations and a material portion of our sales are in countries where corruption is an obstacle;

•	we have experienced material weaknesses in internal controls in the past and although we believe such weaknesses have been remediated, there can be no assurance that such weaknesses will not occur in the future;

•	there is no assurance that our disposition of our Brazilian subsidiary will be entirely successful in that we may continue to be exposed to certain liabilities in connection with the operations of such company. In particular, see “Recent Developments” in this prospectus supplement. In addition, while our tax advisors believe that the worthless stock deduction taken by our company in connection therewith is valid, there can be no assurance that the IRS will not challenge it and, if challenged, that we will prevail;

•	rapid technological change could negatively affect sales of our products, inventory levels and our performance;

•	we must estimate customer demand because we do not have long-term commitments from many of our customers, and errors in our estimates could negatively impact our inventory levels and net sales;

•	our operations are substantially dependent upon key personnel;

S-5

•	we rely on a limited number of suppliers and manufacturers for specific fabrics, and we may not be able to obtain substitute suppliers and manufacturers on terms that are as favorable, or at all, if our supplies are interrupted;

•	our inability to protect our intellectual property;

•	our effective tax rate could change as a result of tax reform and the result could be a significant one-time noncash charge to tax expense in order to adjust our deferred tax asset;

•	we face competition from many other companies, a number of which have substantially greater resources than we do;

•	nearly half of our sales are to foreign buyers, which exposes us to additional risks;

•	a significant reduction in government funding for preparations for terrorist incidents could adversely affect our net sales;

•	we may be subject to product liability claims, and insurance coverage could be inadequate or unavailable to cover these claims;

•	our directors and executive officers have the ability to exert significant influence on us and on matters subject to a vote of our stockholders;

•	our failure to realize anticipated benefits from acquisitions, divestitures or restructurings, or the possibility that such acquisitions, divestitures or restructurings could adversely affect us;

•	our ability to make payments on our indebtedness and comply with the restrictive covenants therein;

•	covenants in our credit facilities may restrict our financial and operating flexibility; and

•	our broad discretion over the use of proceeds in this offering.

You should carefully consider such risks, uncertainties and other information, disclosures and discussions which contain cautionary statements identifying important factors that could cause actual results to differ materially from those provided in the forward-looking statements.

Except as may be required, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

This discussion should be read in conjunction with the consolidated financial statements and notes thereto incorporated by reference in this prospectus supplement.

S-6

USE OF PROCEEDS

We estimate that the net proceeds to us from the sale of shares of our common stock that we are offering will be approximately $____ million, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, or approximately $_____ million if the underwriters exercise their over-allotment option to purchase additional shares in full. We intend to use the net proceeds from this offering (i) for building additional overseas manufacturing facilities, (ii) for payment of capital expenditures associated with equipment, (iii) to repay the outstanding balance under our revolving line of credit of approximately $1.6 million as of July 31, 2017, which amount may be reborrowed by us in the future, and (iv) general corporate purposes. To date, we have examined potential overseas manufacturing sites, including in India and Vietnam, and made cost estimates of building manufacturing facilities in such sites. While we currently anticipate going this route, depending upon further study and negotiations, alternatively, we may contract with third party manufacturers to meet our manufacturing requirements. The indebtedness incurred under our revolving line of credit was used to fully repay and terminate our prior financing facility on May 10, 2017, matures on May 10, 2020 and currently bears interest at the rate of 2.98% per annum; maximum borrowings thereunder are $20 million (of which a total of $10.2 million is currently available), which includes a $5 million letter of credit sub-facility.

We will retain broad discretion over the use of the net proceeds from this offering. Pending the use of the net proceeds, we intend to invest the net proceeds in investment grade, short-term, interest-bearing instruments.

S-7

PRICE RANGE OF COMMON STOCK

Our common stock is publicly traded on The NASDAQ Global Market under the symbol “LAKE.” The following table sets forth, for the periods indicated, the high and low closing sales prices of our common stock as reported by The NASDAQ Global Market.

	High	Low
Fiscal year ending January 31, 2018
Third Quarter (through August 15, 2017)	$16.00	$15.10
Second Quarter	$16.45	$10.25
First Quarter	$11.10	$9.95
Fiscal year ended January 31, 2017
Fourth Quarter	$11.50	$9.70
Third Quarter	$10.62	$9.36
Second Quarter	$10.14	$8.11
First Quarter	$13.75	$8.69
Fiscal year ended January 31, 2016
Fourth Quarter	$14.96	$10.86
Third Quarter	$15.34	$8.66
Second Quarter	$12.74	$8.81
First Quarter	$10.43	$7.83

On August 15, 2017, the last reported sale price of our common stock on The NASDAQ Global Market was $15.90.

As of August 15, 2017, there were 7,307,449 shares of our common stock outstanding held by approximately 37 holders of record, which excludes 5,221 shares of restricted common stock that were subject to vesting restrictions as of such date and were not considered outstanding for accounting purposes and excludes, as of August 15, 2017, 360,000 shares of common stock available for future issuance under our 2017 Equity Incentive Plan.

S-8

DIVIDEND POLICY

We have never paid cash dividends on our common stock. We currently intend to retain earnings, if any, to fund the development and growth of our business and do not anticipate paying cash dividends for the foreseeable future. Payment of future cash dividends, if any, will be at the discretion of our board of directors after taking into account various factors, including our financial condition, operating results, current and anticipated cash needs and plans for expansion. Under our loan agreement with SunTrust Bank, dated May 10, 2017, we are prohibited from paying cash dividends, unless certain conditions are met.

S-9

CAPITALIZATION

The following sets forth our cash and cash equivalents and capitalization on a consolidated basis as of April 30, 2017:

•	on an actual basis; and

•	on an as adjusted basis to reflect the sale of shares of common stock in this offering at the public offering price of $ per share, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

We have presented our capitalization on both an actual and an as adjusted basis to reflect the issuance and sale of shares offered hereby, but not the application of the net proceeds from the issuance and sale of such shares. See “Use of Proceeds.” You should read the following table along with our financial statements and the accompanying notes to those statements, together with the information set forth under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended January 31, 2017 and our Quarterly Report for the three months ended April 30, 2017, which are incorporated by reference in this prospectus supplement and the accompanying prospectus.

	As of April 30, 2017
	(in thousands, except share data)
	Actual	As Adjusted
Cash and cash equivalents (1)	$11,848	$
Total indebtedness	3,100		—
Stockholders’ equity:
Preferred stock, $0.01 par; authorized 1,500,000 shares (none issued)	—		—
Common Stock, $0.01 par; authorized 10,000,000 shares;
Issued 7,620,861; outstanding 7,264,420	76
Treasury stock, at cost; 356,441 shares	(3,352)		(3,352)
Additional paid-in capital	64,862
Retained earnings	14,112		14,112
Accumulated other comprehensive loss	(2,472)		(2,472)
Total stockholders’ equity	73,226

Total capitalization	$76,326	$

(1) Some of our cash held in accounts overseas are subject to tax on repatriation. Of our total cash and cash equivalents as of April 30, 2017, cash held in the UK of $0.1 million, cash held in India of $0.1 million and cash held in Canada of $0.7 million would not be subject to additional tax as foreign income related thereto has already been subject to US tax. Cash in all other foreign countries of $10.1 million would incur US tax less any foreign tax credits if the cash was repatriated. In the event that we repatriated cash from China, of the $9.5 million balance at April 30, 2017 there would be an additional 10% withholding tax incurred in that country.

The number of shares of our common stock to be outstanding immediately after this offering as shown above is based on 7,264,420 shares outstanding as of April 30, 2017, which excludes 43,029 shares of restricted common stock that were subject to vesting restrictions as of such date and excludes, as of July 31, 2017, 360,000 shares of common stock available for future issuance under our 2017 Equity Incentive Plan.

S-10

DILUTION

Our net tangible book value as of April 30, 2017 was approximately $____ million, or $____ per share. Net tangible book value per share is determined by dividing our total tangible assets, less total liabilities, by the number of shares of our common stock outstanding as of April 30, 2017. Dilution with respect to net tangible book value per share represents the difference between the amount per share paid by purchasers of our shares in this offering and the net tangible book value per share of our shares immediately after this offering.

After giving effect to the sale of shares in this offering at the public offering price of $          per share and after deducting the underwriting discount and estimated offering expenses payable by us, our as adjusted net tangible book value as of April 30, 2017 would have been approximately $          million, or $          per share. This represents an immediate increase in net tangible book value of $          per share to existing stockholders and immediate dilution of $          per share to investors purchasing our shares in this offering at the public offering price. The following table illustrates this dilution on a per share basis:

Public offering price per share			$
Net tangible book value per share of as April 30, 2017		$9.96
Increase in net tangible book value per share attributable to investors in this offering	$
As adjusted net tangible book value per share after this offering			$
Dilution in net tangible book value per share to investors in this offering			$

If the underwriters exercise their option to purchase additional shares in full, the as adjusted net tangible book value would increase to approximately $          million, or $          per share, representing an increase to existing stockholders of approximately $          per share, and an immediate dilution of approximately $          per share to the investors in this offering.

The number of shares of our common stock to be outstanding immediately after this offering as shown above is based on 7,264,420 shares outstanding as of April 30, 2017, which excludes 43,029 shares of restricted common stock that were subject to vesting restrictions as of such date and excludes, as of July 31, 2017, 360,000 shares of common stock available for future issuance under our 2017 Equity Incentive Plan.

In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe that we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

S-11

UNDERWRITING

We have entered into an underwriting agreement with the underwriters listed in the table below. Roth Capital Partners, LLC and Craig-Hallum Capital Group are joint bookrunning managers and co-representatives for the offering. We refer to the underwriters listed in the table below as the ‘‘underwriters.’’ Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and the underwriters have agreed to severally purchase from us, shares of our common stock. Our common stock trades on The NASDAQ Global Market under the symbol “LAKE.”

Pursuant to the terms and subject to the conditions contained in the underwriting agreement, we have agreed to sell to the underwriters named below, and each underwriter severally has agreed to purchase from us, the respective number of shares of common stock set forth opposite its name below:

Underwriter	Number of Shares
Roth Capital Partners, LLC
Craig-Hallum Capital Group LLC

Total

The underwriting agreement provides that the obligation of the underwriters to purchase the shares of common stock offered by this prospectus supplement and the accompanying prospectus is subject to certain conditions. The underwriters are obligated to purchase all of the shares of common stock offered hereby if any of the shares are purchased.

We have granted the underwriters an option to buy up to an additional            shares of common stock from us at the public offering price, less the underwriting discounts and commissions, to cover over-allotments, if any. The underwriters may exercise this option at any time, in whole or in part, during the 45-day period after the date of the underwriting agreement.

Discounts, Commissions and Expenses

The underwriters propose to offer the shares of common stock purchased pursuant to the underwriting agreement to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of $             per share. After this offering, the public offering price and concession may be changed by the underwriters. No such change shall change the amount of proceeds to be received by us as set forth on the cover page of this prospectus supplement.

In connection with the sale of the common stock to be purchased by the underwriters, the underwriters will be deemed to have received compensation in the form of underwriting commissions and discounts. The underwriters' commissions and discount will be 7% of the gross proceeds of this offering, or $            per share of common stock, based on the public offering price per share set forth on the cover page of this prospectus supplement. We have agreed to reimburse the co-representatives at closing for expenses incurred by them in connection with the offering up to a maximum of $125,000.

We estimate that our total offering expenses for this offering, net of the underwriting discount and commission, will be approximately $      .

The following table shows the underwriting discount and commissions payable to the underwriters by us in connection with this offering (assuming both the exercise and non-exercise of the over-allotment option to purchase additional shares of common stock we have granted to the underwriters):

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	Per Share		Total
	Without Over- allotment	With Over- allotment	Without Over- allotment	With Over- allotment
Public offering price	$	$	$	$
Underwriting discount and commissions paid by us	$	$	$	$

Indemnification

Pursuant to the underwriting agreement, we have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that the underwriters or such other indemnified parties may be required to make in respect of those liabilities.

Lock-Up Agreements

Without the prior written consent of the underwriters and, for a period of 90 days following the date of this prospectus supplement (the “Lock-Up Period”), we have agreed not to directly or indirectly (i) offer, pledge, issue, sell, contract to sell, purchase, contract to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock of the Company, (ii) enter into any swap or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of shares of common stock or (iii) file any registration statement with the SEC relating to the offering of any shares of common stock or any securities convertible into or exercisable or exchangeable for shares of common stock, except, in the case of clause (i), for the issuance of the shares of our common stock in this offering and the issuance of shares of our common stock pursuant to our 2017 Equity Incentive Plan.

In addition, each of our directors and executive officers has entered into a lock-up agreement with the underwriters. Under the lock-up agreements, the foregoing persons may not, directly or indirectly, (i) sell, assign, transfer, pledge, offer to sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option for sale (including any short sale), right or warrant to purchase, lend, establish an open “put equivalent position” (within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of, or enter into any transaction which is designed to or could be expected to result in the disposition of, any shares of common stock or securities convertible into or exercisable or exchangeable for any equity securities of the Company (including, without limitation, shares of common stock or any such securities which may be deemed to be beneficially owned by such persons in accordance with the rules and regulations promulgated by the SEC from time to time (such shares or securities, the “Beneficially Owned Shares”)), or publicly announce any intention to do any of the foregoing, other than the exercise of options or warrants so long as there is no sale or disposition of the common stock underlying such options or warrants during the Lock-Up Period, (ii) enter into any swap, hedge or other agreement or arrangement that transfers in whole or in part, the economic risk of ownership of any Beneficially Owned Shares, common stock or securities convertible into or exercisable or exchangeable for any equity securities of the Company, or (iii) engage in any short selling of any Beneficially Owned Shares, common stock or securities convertible into or exercisable or exchangeable for any equity securities of the Company, whether any such transaction described in clause (i), (ii) or (iii) above is to be settled by delivery of shares of common stock or such other securities, in cash or otherwise, without the prior written consent of Roth Capital Partners and Craig-Hallum Capital Group, for a period of 90 days from the date of this prospectus supplement. This consent may be given at any time without public notice. These restrictions on future dispositions by our directors and executive officers are subject to certain exceptions for transfers of Beneficially Owned Shares, including but not limited to transfers (i) as a bona fide gift or gifts, (ii) by operation of law, including pursuant to a qualified domestic order or in connection with a divorce settlement, (iii) to the immediate family of the transferor, (iv) to any trust for the direct or indirect benefit of such person or the immediate family of the transferor, (v) to any beneficiary of the transferor pursuant to a will or other testamentary document or applicable laws of descent, (vi) to any corporation, partnership, limited liability company or other entity all of the beneficial ownership interests of which are held by the transferor or the immediate family of the transferor, and (vii) in the event we are acquired by another company.

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Electronic Distribution

This prospectus supplement and the accompanying prospectus may be made available in electronic format on websites or through other online services maintained by the underwriters or by their affiliates. In those cases, prospective investors may view offering terms online and prospective investors may be allowed to place orders online. Other than this prospectus supplement and the accompanying prospectus in electronic format, the information on the underwriters' websites or our website and any information contained in any other websites maintained by the underwriters or by us is not part of this prospectus supplement, the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus forms a part, has not been approved and/or endorsed by us or the underwriters in their capacity as underwriters, and should not be relied upon by investors.

Price Stabilization, Short Positions and Penalty Bids

In connection with the offering the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act:

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•	Over-allotment involves sales by the underwriters of shares in excess of the number of shares the underwriters are obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriters is not greater than the number of shares that they may purchase in the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares in the over-allotment option. The underwriters may close out any covered short position by either exercising their over-allotment option and/or purchasing shares in the open market.

•	Syndicate covering transactions involve purchases of the common stock in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. A naked short position occurs if the underwriters sell more shares than could be covered by the over-allotment option. This position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

•	Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the common stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of the common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. These transactions may be discontinued at any time.

Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our shares of common stock. In addition, neither we nor the underwriters make any representation that the underwriters will engage in these transactions or that any transaction, if commenced, will not be discontinued without notice.

S-14

Selling Restrictions

European Economic Area

This prospectus supplement and the accompanying prospectus does not constitute an approved prospectus under Directive 2003/71/EC and no such prospectus is intended to be prepared and approved in connection with this offering. Accordingly, in relation to each Member State of the European Economic Area which has implemented Directive 2003/71/EC (each, a “Relevant Member State”) an offer to the public of any shares of common stock which are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus may not be made in that Relevant Member State except that an offer to the public in that Relevant Member State of any shares of common stock may be made at any time under the following exemptions under the Prospectus Directive, if and to the extent that they have been implemented in that Relevant Member State:

(a)   to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b)   to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the representative of the underwriters for any such offer; or

(c)   in any other circumstances which do not require any person to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any shares of common stock in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of common stock to be offered so as to enable an investor to decide to purchase any shares of common stock, as the expression may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression "Prospectus Directive" means Directive 2003/71/EC (and any amendments thereto including the 2010 PD Amending Directive to the extent implemented in each Relevant Member State) and includes any relevant implementing measure in each Relevant Member State and the expression "2010 PD Amending Directive" means Directive 2010/73/EU.

United Kingdom

This prospectus supplement and the accompanying prospectus are not an approved prospectus for purposes of the UK Prospectus Rules, as implemented under the EU Prospectus Directive (2003/71/EC), and have not been approved under section 21 of the Financial Services and Markets Act 2000 (as amended) (the "FSMA") by a person authorized under FSMA. The financial promotions contained in this prospectus supplement and the accompanying prospectus are directed at, and this prospectus supplement and the accompanying prospectus are only being distributed to, (1) persons who receive this prospectus supplement and the accompanying prospectus outside of the United Kingdom, and (2) persons in the United Kingdom who fall within the exemptions under articles 19 (investment professionals) and 49(2)(a) to (d) (high net worth companies, unincorporated associations, etc.) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (all such persons together being referred to as "Relevant Persons"). This prospectus supplement and the accompanying prospectus must not be acted upon or relied upon by any person who is not a Relevant Person. Any investment or investment activity to which this prospectus supplement and the accompanying prospectus relate is available only to Relevant Persons and will be engaged in only with Relevant Persons. This prospectus supplement and the accompanying prospectus and their contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other person that is not a Relevant Person.

Each underwriter has represented, warranted and agreed that:

(a)   it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA in connection with the issue or sale of any of the shares of common stock in circumstances in which section 21(1) of the FSMA does not apply to the issuer; and

(b)   it has complied with and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares of common stock in, from or otherwise involving the United Kingdom.

S-15

LEGAL MATTERS

The validity of the securities being offered hereby will be passed upon for us by Moomjian, Waite & Coleman, LLP, Jericho, New York. Ellenoff Grossman & Schole LLP, New York, New York, is acting as counsel for the underwriters in connection with this offering.

EXPERTS

Our consolidated financial statements as of and for the fiscal year ended January 31, 2017 have been audited by Friedman LLP, our independent registered public accounting firm, as stated in their report, which is incorporated herein by reference, and our consolidated financial statements as of and for the fiscal year ended January 31, 2016 have been audited by Mazars USA LLP (formerly WeiserMazars LLP), an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference, and the financial statements for each of our subsidiaries, Weifang Lakeland Safety Products Co., Ltd. and Lakeland (Beijing) Safety Products Co., Ltd., as of and for the fiscal year ended January 31, 2016 have been audited by Shanghai Mazars Certified Public Accountants, as stated in their reports, each of which is incorporated herein by reference.

All such financial statements are incorporated by reference in reliance upon the respective report of each such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement under the Securities Act with respect to the securities offered hereby. This prospectus supplement and the accompanying prospectus, which constitutes a part of the registration statement, do not contain all of the information in the registration statement. For further information about us and the securities offered hereby, see the registration statement and the exhibits and schedules thereto. We are subject to the informational requirements of the Exchange Act, and, in accordance therewith, we file unaudited quarterly and audited annual reports, proxy statements and other information with the SEC. You may read and copy all or a portion of the reports, proxy statements and other information we file at the SEC’s principal office in Washington, D.C., and copies of all or any part thereof may be obtained from the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549, after payment of fees prescribed by the SEC. Please call the SEC at l-800-SEC-0330 for further information on operation of the public reference rooms. The SEC also maintains an Internet site which provides online access to reports, proxy statements and other information regarding registrants that file electronically with the SEC at the address http://www.sec.gov. In addition, we post our filed documents on our website at http://www.lakeland.com. Except for the documents incorporated by reference into this prospectus, the information on Lakeland’s website is not a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents filed with the SEC listed below:

•	our Annual Report on Form 10-K for the fiscal year ended January 31, 2017 filed with the SEC on April 26, 2017;
•	our Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2017 filed with the SEC on June 14, 2017;
•	our Current Reports on Form 8-K filed with the SEC on March 10, 2017, April 26, 2017, April 28, 2017, May 16, 2017, June 14, 2017, June 22, 2017, and July 24, 2017; and
•	the description of our common stock contained in our Registration Statement on Form 8-A, dated March 30, 1987, including any amendment(s) or report(s) filed for the purpose of updating such description.

S-16

All reports and other documents subsequently filed by us with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this prospectus supplement and before the termination of the offering shall be deemed to be incorporated by reference in this prospectus supplement and to be a part of this prospectus supplement from the date of filing of such reports and documents. This prospectus supplement also incorporates by reference any documents that we filed with the SEC after the date that the initial registration statement was filed with the SEC and effectiveness of the registration statement. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus supplement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

You may request a copy of any of the documents that we incorporate by reference into this prospectus at no cost by writing or telephoning us at the following address:

Lakeland Industries, Inc.

3555 Veterans Memorial Highway, Suite C

Ronkonkoma, NY 11779

Attn: Christopher J. Ryan, Secretary

(631) 981-9700

CJRyan@lakeland.com

S-17

PROSPECTUS

LAKELAND INDUSTRIES, INC.

$30,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Rights

Units

We may offer to the public from time to time in one or more series or issuances at prices and on terms that we will determine at the time of each offering, shares of our common stock; shares of preferred stock; debt securities; warrants to purchase shares of our common stock, preferred stock, debt securities and/or units; rights to purchase common stock, preferred stock, debt securities, warrants and/or units; and units consisting of any of the foregoing, each as described in this prospectus. This prospectus also covers an indeterminate number of securities that may be issued upon exercise, conversion or exchange of any securities registered hereunder that provide for exercise, conversion or exchange or pursuant to the antidilution provisions of any such securities. The aggregate initial offering price of all securities sold by us pursuant to this prospectus will not exceed $30,000,000.

This prospectus describes the general manner in which our securities may be offered using this prospectus. Each time we offer and sell securities, we will provide you with a prospectus supplement that will contain specific information about the terms of that offering. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement, as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby. This prospectus may not be used to consummate a sale of securities unless accompanied by a prospectus supplement.

We may offer the securities directly or through agents or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in an accompanying prospectus supplement. The securities may be offered and sold through public or private transactions at market prices prevailing at the time of sale, at a fixed price or fixed prices, at negotiated prices, at various prices determined at the time of sale or at prices related to prevailing market prices. We can sell the securities through agents, underwriters or dealers only with delivery of a prospectus supplement describing the method and terms of the offering of such securities. In addition, shares of our common stock may be offered from time to time through ordinary brokerage transactions on The NASDAQ Global Market. See “Plan of Distribution.”

Our common stock is currently traded on The NASDAQ Global Market under the symbol “LAKE.” On April 11, 2017, the closing price of our common stock was $10.05 per share. As of April 11, 2017, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $73,000,929, based on 7,263,774 shares of outstanding common stock, of which 6,710,333 shares were held by non-affiliates, and a per share price of $10.05 based on the closing sale price of our common stock as of April 11, 2017. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities pursuant to this prospectus with a value of more than one-third of the aggregate market value of our common stock held by non-affiliates in any twelve-month period, so long as the aggregate market value of our common stock held by non-affiliates is less than $75,000,000. In the event that subsequent to the date of this prospectus, the aggregate market value of our outstanding common stock held by non-affiliates equals or exceeds $75,000,000, then the one-third limitation on sales shall not apply to additional sales made pursuant to this prospectus. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the twelve calendar months prior to and including the date of this prospectus.

Investing in our securities involves a high degree of risk. You should carefully read the section entitled “Risk Factors” on page 5 of this prospectus and in any prospectus supplement, as well as in any of the documents incorporated or deemed to be incorporated by reference in this prospectus before purchasing any securities offered by this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated April 11, 2017

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ABOUT THIS PROSPECTUS

You should rely only on the information contained in this prospectus, any prospectus supplement and the documents incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give you any written information other than this prospectus or any prospectus supplement, or to make representations as to matters not stated in this prospectus or any prospectus supplement. This prospectus and any prospectus supplement do not constitute an offer to sell these securities and are not soliciting offers to buy these securities in any jurisdiction where the offer or sale of these securities is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, or that the information contained in any prospectus supplement or any document incorporated by reference is accurate as of any date other than the date of the prospectus supplement or the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of securities.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, we may sell any of the securities, or any combination of the securities, described in this prospectus, in each case in one of more offerings up to a total dollar amount of proceeds of $30,000,000, subject to securities laws limitations. This prospectus describes the general manner in which our securities may be offered by this prospectus. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of those securities and terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus or in documents incorporated by reference in this prospectus. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus or in documents incorporated by reference in this prospectus, you should rely on the information in the prospectus supplement. You should carefully read this prospectus and any applicable prospectus supplement, together with the information incorporated by reference as described under the below sections titled “Where You Can Find More Information” and “Information Incorporated by Reference” before buying any securities in this offering.

Unless otherwise indicated, all references in this prospectus to “$” or “dollars” are to U.S. dollars and financial information presented in this prospectus that is derived from financial statements incorporated by reference is prepared in accordance with accounting principles generally accepted in the United States.

As used in this prospectus, unless the context requires otherwise, references to “Lakeland,” “the Company,” “we,” “us,” or “our” refer to Lakeland Industries, Inc. and its subsidiaries.

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PROSPECTUS SUMMARY

This summary highlights important information about our business and about this prospectus. This summary does not contain all of the information that may be important to you. You should carefully read this prospectus in its entirety before making an investment decision. In particular, you should read the section entitled “Risk Factors” and the information referred to therein and the financial statements and related notes incorporated by reference in this prospectus.

Corporate Information

We are a corporation organized under the laws of the State of Delaware. Our principal executive offices are located at 3555 Veterans Memorial Highway, Suite C, Ronkonkoma, NY 11779, our telephone number is (631) 981-9700 and our website is located at www.lakeland.com. The contents of our website are not part of this prospectus.

Our Business

We manufacture and sell a comprehensive line of safety garments and accessories for the industrial protective clothing market. Our products are sold by our in-house customer service group, our regional sales managers and independent sales representatives to a network of over 1,200 North American safety and mill supply distributors. These distributors in turn supply end user industrial customers, such as integrated oil, chemical/petrochemical, utilities, automobile, steel, glass, construction, smelting, munition plants, janitorial, pharmaceutical, mortuaries and high technology electronics manufacturers, as well as scientific and medical laboratories. In addition, we supply to federal, state and local governmental agencies and departments, such as fire and law enforcement, airport crash rescue units, the Department of Defense, the Department of Homeland Security and the Centers for Disease Control. Internationally, sales are to a mixture of end users directly and industrial distributors depending on the particular country market. Sales are made to more than 40 foreign countries but are primarily in China, European Economic Community (“EEC”), Canada, Chile, Argentina, Russia, Colombia, Mexico, Ecuador and Southeast Asia.

The Securities We May Offer

We may offer and sell from time to time any of the following securities up to a total value of $30,000,000 under this prospectus, together with any applicable prospectus supplement, at prices and on terms to be determined by market conditions at the time of the offering:

•	shares of our common stock;

•	shares of our preferred stock;

•	debt securities consisting of convertible debentures, notes or other evidences of indebtedness;

•	warrants to purchase shares of our common stock, preferred stock, debt securities and/or units;

•	rights to purchase our common stock, preferred stock, debt securities, warrants and/or units; and

•	units consisting of any combination of securities offered under this prospectus.

This prospectus provides you with a general description of the securities we may offer. When particular securities are offered, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the offered securities. A prospectus supplement and any related free writing prospectus that we may provide to you may also add, update, or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

RISK FACTORS

Investing in our securities involves risks. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in our most recent Annual Report on Form 10-K, or any updates in our Quarterly Reports on Form 10-Q, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. The risks so described are not the only risks facing our company. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance and historical trends should not be used to anticipate results or trends in future periods. Our business, financial condition and results of operations could be materially adversely affected by any of these risks. In that event, the market price of our securities could decline and you could lose all or part of your investment. You should carefully consider all of the information set forth in this prospectus, any prospectus supplement, and the documents incorporated by reference herein and therein and annexed hereto and thereto with your respective legal counsel, tax and financial advisors and/or accountants prior to purchasing our securities.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference in this prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”). These forward-looking statements involve risks, uncertainties and assumptions as described in registration statements, annual reports and other periodic reports and filings we file from time to time with the SEC. Such statements may relate to our strategy, future operations, future financial position, future revenues, projected costs, and plans and objectives of management. All statements contained herein or incorporated by reference in this prospectus that are not clearly historical in nature are forward-looking, and the words “anticipate,” “believe,” “continues,” “expect,” “estimates,” “intend,” “project” and similar expressions, as well as statements in future tense, identify forward-looking statements.

We caution readers that these forward-looking statements are not a guarantee of future performance. Actual results could differ materially from any expectation, estimate or projection conveyed by these statements and there can be no assurance that any such expectation, estimate or projection will be met. Numerous important factors, risks and uncertainties affect our operating results and could cause actual results to differ from the results implied by these or any other forward-looking statements. These potential factors, risks and uncertainties include, among other things, such factors as:

•	our ability to obtain additional funds, if necessary;

•	we are subject to risk as a result of our international manufacturing operations;

•	our results of operations could be negatively affected by potential fluctuations in foreign currency exchange rates;

•	we deal in countries where corruption is an obstacle;

•	we have experienced material weaknesses in internal controls in the past and although we believe such weaknesses have been remediated, there can be no assurance that such weaknesses will not occur in the future;

•	there is no assurance that our disposition of our Brazilian subsidiary will be entirely successful in that we may continue to be exposed to certain liabilities in connection with the operations of such company. In addition, while our tax advisors believe that the worthless stock deduction taken by our company in connection therewith is valid, there can be no assurance that the IRS will not challenge it and, if challenged, that we will prevail;

•	rapid technological change could negatively affect sales of our products, inventory levels and our performance;

•	we must estimate customer demand because we do not have long-term commitments from many of our customers, and errors in our estimates could negatively impact our inventory levels and net sales;

•	our operations are substantially dependent upon key personnel;

•	we rely on a limited number of suppliers and manufacturers for specific fabrics, and we may not be able to obtain substitute suppliers and manufacturers on terms that are as favorable, or at all, if our supplies are interrupted;

•	our inability to protect our intellectual property;

•	our effective tax rate could change as a result of tax reform and the result could be a significant one-time noncash charge to tax expense in order to adjust our deferred tax asset;

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•	we face competition from other companies, a number of which have substantially greater resources than we do;

•	our overall sales volume has recently been reduced due to global softness in the industrial sector partially resulting from a continuing downturn in the oil and gas industry and there can be no assurance that such downturn will not continue in the future;

•	some of our sales are to foreign buyers, which exposes us to additional risks;

•	a significant reduction in government funding for preparations for terrorist incidents could adversely affect our net sales;

•	we may be subject to product liability claims, and insurance coverage could be inadequate or unavailable to cover these claims;

•	our directors and executive officers have the ability to exert significant influence on us and on matters subject to a vote of our stockholders;

•	our failure to realize anticipated benefits from acquisitions, divestitures or restructurings, or the possibility that such acquisitions, divestitures or restructurings could adversely affect us;

•	our ability to make payments on our indebtedness and comply with the restrictive covenants therein;

•	covenants in our credit facilities may restrict our financial and operating flexibility;

•	other risks and uncertainties, including those mentioned in the documents incorporated by reference herein, including our most recent Annual Report on Form 10-K, as such may be amended or supplemented (see “Risk Factors”).

You should carefully consider such risks, uncertainties and other information, disclosures and discussions which contain cautionary statements identifying important factors that could cause actual results to differ materially from those provided in the forward-looking statements.

Except as may be required, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

This discussion should be read in conjunction with the consolidated financial statements and notes thereto incorporated by reference in this prospectus.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of our securities offered by us hereby. Except as described in any prospectus supplement, we currently intend to use the net proceeds from the sale of securities offered by us pursuant to this prospectus for working capital, capital expenditures, investments in our subsidiaries, and other general corporate purposes. We may also use such proceeds to fund acquisitions of businesses, technologies, or product lines that complement our current business. However, we currently have no commitments or agreements for any specific acquisitions. Pending application of the net proceeds, we intend to utilize the net proceeds to temporarily pay down our revolving line of credit and/or invest the net proceeds of the offering of securities by us in investment-grade, interest-bearing securities.

The intended application of proceeds from the sale of any particular offering of securities using this prospectus will be described in the accompanying prospectus supplement relating to such offering. The precise amount and timing of the application of these proceeds will depend on our funding requirements and the availability and costs of other funds.

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DESCRIPTION OF OUR CAPITAL STOCK

The following description of the material terms of our capital stock includes a summary of specified provisions of our restated certificate of incorporation and amended and restated bylaws. This description also summarizes relevant provisions of the Delaware General Corporation Law, or “DGCL.” The terms of our restated certificate of incorporation and amended and restated bylaws, and the DGCL are more detailed than the general information below. Therefore, please carefully consider the actual provisions of these documents, which have been filed with the SEC as exhibits to the registration statement of which this prospectus forms a part, and the DGCL.

Authorized Capital

Our authorized capital consists of:

•	10,000,000 shares of common stock, $0.01 par value per share, of which 7,263,774 shares are outstanding as of April 11, 2017; and

•	1,500,000 shares of preferred stock, $0.01 par value per share, none of which shares are outstanding.

Common Stock

The holders of our common stock (i) have equal ratable rights to dividends from funds legally available therefor, when and if declared by our Board of Directors; (ii) are entitled to share in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs; (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

We currently intend to retain our future earnings, if any, for use in our business and therefore do not anticipate paying cash dividends in the foreseeable future. Payment of future dividends, if any, will be at the discretion of our Board after taking into account various factors, including our financial condition, operating results, and current and anticipated cash needs. In addition, our ability to pay dividends is subject to certain contractual restrictions imposed by our current senior financing facility.

Preferred Stock

Under our certificate of incorporation, our board of directors is authorized, without further stockholder action, to provide for the issuance of shares of preferred stock in one or more series, each with such designations, preferences, voting powers (or special, preferential or no voting powers), relative, participating, optional or other special rights and privileges and such qualifications, limitations or restrictions thereof, as may be stated in the resolution(s) adopted by our board of directors to create such series. We may amend from time to time our certificate of incorporation and bylaws to increase the number of authorized shares of common stock or shares of preferred stock or to make other changes or additions.

We will fix the designations, voting powers, preferences and rights of the preferred stock of each series we issue under this prospectus, as well as the qualifications, limitations or restrictions thereof, in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that contains the terms of the series of preferred stock we are offering. We will describe in the applicable prospectus supplement the terms of the series of preferred stock being offered, including, to the extent applicable:

•        the title and stated or par value of the preferred stock;

•        the number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

•       the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to the preferred stock;

•       whether dividends shall be cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock shall accumulate;

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•       the procedures for any auction and remarketing, if any;

•       the provisions for a sinking fund, if any, for the preferred stock;

•       any voting rights of the preferred stock;

•       the provisions for redemption, if applicable, of the preferred stock;

•       any listing of the preferred stock on any securities exchange or market;

•       the terms and conditions, if applicable, upon which the preferred stock will be convertible into our common stock, including the conversion price or the manner of calculating the conversion price and conversion period, and any other terms of conversion (including any anti-dilution provisions, if any);

•       whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price (or how it will be calculated), the exchange period and any other terms of exchange (including any anti-dilution provisions, if any);

•       the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of the Company;

•       any material limitations on issuance of any series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the Company;

•       any other affirmative, negative or other covenants or contractual rights which might be attendant with the specific series of preferred stock;

•       if appropriate, a discussion of Federal income tax consequences applicable to the preferred stock; and

•       any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

Certain Anti-Takeover Effects

Provisions of Delaware Law. We are a Delaware corporation. Section 203 of the DGCL applies to us. It is an anti-takeover statute that is designed to protect stockholders against coercive, unfair or inadequate tender offers and other abusive tactics and to encourage any person contemplating a business combination with us to negotiate with our board of directors for the fair and equitable treatment of all stockholders.

Under Section 203 of the DGCL, a Delaware corporation shall not engage in a “business combination” with an “interested stockholder” for a period of three years following the date that the stockholder became an interested stockholder. “Business combination” includes a merger, consolidation, asset sale or other transaction resulting in a financial benefit to the interested stockholder. “Interested stockholder” is a person who, together with affiliates and associates, owns, or within three years did own, 15% or more of the corporation’s outstanding voting stock. This prohibition does not apply if:

•       prior to the time that the stockholder became an interested stockholder, the board of directors of the corporation approved either the business combination or the transaction resulting in the stockholder’s becoming an interested stockholder;

•       upon completion of the transaction resulting in the stockholder’s becoming an interested stockholder, the stockholder owns at least 85% of the outstanding voting stock of the corporation, excluding voting stock owned by directors who are also officers and by certain employee stock plans; or

•       at or subsequent to the time that the stockholder became an interested stockholder, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock that the interested stockholder does not own.

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A Delaware corporation may elect not to be governed by these restrictions. We have not opted out of Section 203.

Classified Board of Directors; Removal of Directors for Cause. Our restated certificate of incorporation and amended and restated bylaws provide for our board of directors to be divided into three classes, as nearly equal in number as possible, serving staggered terms. Approximately one-third of our board will be elected each year. At each annual meeting of stockholders, directors elected to succeed those directors whose terms expire will be elected for a three-year term of office. All directors elected to our classified board of directors will serve until the election and qualification of their respective successors or their earlier resignation or removal. The board of directors is authorized to create new directorships and to fill such positions so created and is permitted to specify the class to which any such new position is assigned. The person filling such position would serve for the term applicable to that class. The board of directors (or its remaining members, even if less than a quorum) is also empowered to fill vacancies on the board of directors occurring for any reason for the remainder of the term of the class of directors in which the vacancy occurred. Members of the board of directors may only be removed for cause by either the affirmative vote of a majority of our outstanding voting stock or the board of directors. These provisions are likely to increase the time required for stockholders to change the composition of the board of directors. For example, in general, at least two annual meetings will be necessary for stockholders to effect a change in a majority of the members of the board of directors. The provision for a classified board could prevent a party who acquires control of a majority of our outstanding common stock from obtaining control of our board of directors until our second annual stockholders meeting following the date the acquirer obtains the controlling stock interest. The classified board provision could have the effect of discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of us and could increase the likelihood that incumbent directors will retain their positions.

Advance Notice Procedures. Our bylaws establish an advance notice procedure for stockholder nominations of persons for election to our board of directors. Stockholders at an annual meeting will only be able to consider nominations specified in the notice of meeting or brought before the meeting by or at the direction of our board of directors or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given our corporate secretary timely written notice, in proper form, of the stockholder’s intention to bring that business before the meeting. Although our bylaws will not give the board of directors the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, the bylaws may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of the Company.

Super-Majority Stockholder Vote Required for Certain Actions. The Delaware General Corporation Law provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation's certificate of incorporation or bylaws, unless the corporation's certificate of incorporation or bylaws, as the case may be, requires a greater percentage. Our restated certificate of incorporation requires the affirmative vote of the holders of at least 66-2/3% of our outstanding voting stock to amend or repeal certain provisions of our restated certificate of incorporation. This “super-majority” stockholder vote would be in addition to any separate class vote that might be required pursuant to the terms of any preferred stock that might then be outstanding. In addition, our amended and restated bylaws may be amended by the directors then in office.

Effects of Authorized but Unissued Shares. We have shares of common stock and “blank check” preferred stock available for future issuance and may designate and issue preferred stock without stockholder approval, subject to the limitations imposed by the listing standards of The NASDAQ Global Market or any securities market or exchange our securities may be listed or traded on. Nasdaq Marketplace Rule 5635(d) requires that an issuer obtain stockholder approval prior to certain issuances of common stock or securities convertible into or exchangeable for common stock at a price less than the greater of market price or book value of such securities (on an as exercised basis) if such issuance equals 20% or more of the common stock or voting power of the issuer outstanding before the transaction. We do not currently intend to engage in any transactions which would require stockholder approval pursuant to Nasdaq Marketplace Rule 5635(d).

These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock and “blank check” preferred stock could render more difficult or discourage an attempt to obtain control of a majority of our common stock by means of a proxy contest, tender offer, merger or otherwise.

Transfer Agent and Registrar

Registrar & Transfer Company is the transfer agent and registrar for our common stock. The transfer agent and registrar’s address is 10 Commerce Drive, Cranford, New Jersey 07016-3572.

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Listing of Our Common Stock

Our common stock is listed on the NASDAQ Global Market under the symbol “LAKE."

DESCRIPTION OF DEBT SECURITIES

Subject to any required consents of lenders, we may offer secured or unsecured debt securities, which may be senior, subordinated or junior subordinated, and which may be convertible. The debt securities may be issued in one or more series as may be authorized from time to time.

A prospectus supplement will describe the particular terms of any series of debt we may issue, which may include: title and aggregate principal amount and, if a series, the total amount authorized and the total amount outstanding as of the most recent practicable date; whether the securities will be senior, subordinated or junior subordinated; whether the securities will be secured or unsecured; the guarantors, if any, and the extent of the guarantees (including provisions relating to seniority, subordination, security and release of the guarantees), if any; whether the securities are convertible into or exchangeable for other securities; the date or dates on which principal will be payable and maturity date(s); interest rate(s) or the method for determining the interest rate(s); dates on which interest will accrue or the method for determining dates on which interest will accrue; redemption, early repayment or extension provisions; material covenants applicable to the particular debt securities being issued; and any other material terms of such debt securities.

The material specific financial, legal and other terms as well as any material U.S. federal income tax consequences particular to securities of each series will also be described in the prospectus supplement relating to the securities of that series. The prospectus supplement may or may not modify the general terms found in this prospectus and will be filed with the SEC. For a complete description of the terms of a particular series of debt securities, you should read both this prospectus and the prospectus supplement relating to that particular series.

In addition to the debt securities that may be offered pursuant to this prospectus, we may issue other debt securities in public or private offerings from time to time. These other debt securities may be issued under other documentation that is not described in this prospectus, and those debt securities may contain provisions materially different from the provisions applicable to one or more issues of debt securities offered pursuant to this prospectus.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of shares of our common stock, preferred stock, debt securities and/or units in one or more series together with other securities or separately, as described in each applicable prospectus supplement. Warrants may be issued independently or together with any preferred stock, common stock, debt securities, and/or units and may be attached to or separate from any offered securities. Each series of warrants may be issued under a separate warrant agreement to be entered into between a warrant agent specified in the agreement and us. The warrant agent, if any, will act solely as our agent in connection with the warrants of that series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. This summary of some provisions of the warrants is not complete. You should refer to the warrant agreement, including the forms of warrant certificate representing the warrants if separate from the warrant agreement, relating to the specific warrants being offered for the complete terms of the warrant agreement and the warrants. The warrant agreement, together with the terms of the warrant certificate and warrants, will be filed with the SEC in connection with the offering of the specific warrants.

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

•	the title and aggregate number of the warrants;

•	the price or prices at which the warrants will be issued and the currency or currencies in which the price of the warrants may be payable;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant;

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•	in the case of warrants to purchase common stock, preferred stock, or units, the number of shares of common stock, preferred stock, or units, as the case may be, purchasable upon exercise of one warrant;

•	the date on which the right to exercise the warrants shall commence and the date on which such right will expire (subject to any extension);

•	whether the warrants will be issued in registered form or bearer form;

•	if applicable, the minimum or maximum amount of the warrants which may be exercised at any one time;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•	if applicable, the procedures for adjusting the exercise price and number of shares of common stock or preferred stock or units purchasable upon the exercise of each warrant upon the occurrence of certain events, including stock splits, reverse stock splits, combinations, subdivisions or reclassifications of common stock or preferred stock;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	information with respect to book-entry procedures, if any;

•	the terms of the securities issuable upon exercise of the warrants;

•	if applicable, a discussion of certain U.S. Federal income tax considerations; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Transfer Agent and Registrar

Any transfer agent and registrar for any warrants will be set forth in the applicable prospectus supplement.

DESCRIPTION OF RIGHTS

We may issue rights to purchase our common stock, preferred stock, debt securities, warrants and/or units. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights may be issued under a separate rights agent agreement to be entered into between us and one or more banks, trust companies or other financial institutions, as rights agent, that we will name in the applicable prospectus supplement. The rights agent, if any, will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement and any incorporated documents relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

•	the title and aggregate number of the rights;

•	the subscription price or a formula for the determination of the subscription price for the rights and the currency or currencies in which the subscription price may be payable;

•	if applicable, the designation and terms of the securities with which the rights are issued and the number of rights issued with each such security or each principal amount of such security;

•	the number or a formula for the determination of the number of the rights issued to each stockholder;

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•	the extent to which the rights are transferable;

•	in the case of rights to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one right;

•	in the case of rights to purchase common stock, preferred stock, warrants and/or units, the number of shares of common stock, preferred stock, warrants and/or units, as the case may be, purchasable upon exercise of one right;

•	the date on which the right to exercise the rights would commence and the date on which the rights shall expire (subject to any extension);

•	if applicable, the minimum or maximum amount of the rights which may be exercised at any one time;

•	the extent to which such rights include an over-subscription privilege with respect to unsubscribed securities;

•	if applicable, the procedures for adjusting the exercise price and number of shares of common stock or preferred stock purchasable upon the exercise of each right upon the occurrence of certain events, including stock splits, reverse stock splits, combinations, subdivisions or reclassifications of common stock or preferred stock;

•	the effect of any merger, consolidation, sale or other disposition of our business on the rights;

•	the terms of any rights to redeem or call the rights;

•	information with respect to book-entry procedures, if any;

•	the terms of the securities issuable upon exercise of the rights;

•	if applicable, the material terms of any standby underwriting, backstop or other purchase arrangement that we may enter into in connection with the rights offering;

•	if applicable, a discussion of certain U.S. Federal income tax considerations; and

•	any other terms of the rights, including terms, procedures and limitations relating to the exchange and exercise of the rights.

Each right would entitle the holder of the rights to purchase such principal amount of securities or shares of stock at the subscription price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the rights offered thereby. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the prospectus supplement relating to the rights offered thereby. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

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If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

•	the title of the series of units;

•	identification and description of the separate constituent securities comprising the units;

•	the price or prices at which the units will be issued;

•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•	a discussion of certain United States federal income tax considerations applicable to the units; and

•	any other terms of the units and their constituent securities.

PLAN OF DISTRIBUTION

We may sell the securities covered by this prospectus from time to time in one or more offerings. Registration of the securities covered by this prospectus does not mean, however, that those securities will necessarily be offered or sold.

We may sell our securities, separately or together, in any one or more of the following ways:

•	directly to investors, including through a specific bidding, auction or other process;

•	to investors through agents;

•	directly to agents;

•	to or through brokers or dealers;

•	to the public through underwriting syndicates led by one or more managing underwriters;

•	in “at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act or through a market maker or into an existing trading market on an exchange or otherwise;

•	to one or more underwriters for resale to investors or to the public; and

•	through any combination of the foregoing.

Sales of securities may be effected from time to time in one or more transactions, including negotiated transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

We will describe the method of distribution of the securities and the terms of the offering in the prospectus supplement. Any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

Sale Through Underwriters or Dealers

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

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If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

In compliance with the guidelines of the Financial Industry Regulatory Authority, the maximum compensation to the underwriters or dealers in connection with the sale of our securities pursuant to this prospectus and the accompanying supplement to this prospectus may not exceed 8% of the aggregate offering price of the securities as set forth on the cover page of any prospectus supplement.

Direct Sales and Sales Through Agents

We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Delayed Delivery Contracts

If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market Making, Stabilization and Other Transactions

Our common stock is listed on The NASDAQ Global Market. Any common stock sold pursuant to a prospectus supplement will be eligible for listing and trading on Nasdaq, subject to official notice of issuance. Unless the applicable prospectus supplement states otherwise, each series of preferred stock, series of warrants, or other securities will be a new issue and will have no established trading market. The applicable prospectus supplement will indicate if we elect to list a series of warrants on an exchange. Any underwriters that we use in the sale of securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Certain persons participating in an offering may engage in overallotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with rules and regulations under the Exchange Act. Overallotment involves the sale in excess of the offering size, which create a short position. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

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General Information

Agents, underwriters, and broker-dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters, and broker-dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.

LEGAL MATTERS

The validity of the securities being offered hereby will be passed upon for us by Moomjian, Waite & Coleman, LLP, Jericho, New York.

EXPERTS

Our consolidated financial statements as of and for the fiscal years ended January 31, 2016 and January 31, 2015 incorporated in this prospectus by reference from our Annual Report on Form 10-K, as amended on Form 10-K/A, for the fiscal year ended January 31, 2016, have been audited by WeiserMazars LLP, an independent registered public accounting firm, as stated in its report, which is incorporated herein by reference, and the financial statements for our subsidiary Lakeland Brasil S.A. as of and for the fiscal year ended January 31, 2015 have been audited by Mazars Auditores Independentes, as stated in its report, which is incorporated herein by reference, and the financial statements for each of our subsidiaries Weifang Lakeland Safety Products Co., Ltd. and Lakeland (Beijing) Safety Products Co., Ltd. as of and for the fiscal years ended January 31, 2016 and January 31, 2015 have been audited by Shanghai Mazars Certified Public Accountants, as stated in its reports, each of which is incorporated herein by reference. Such financial statements are incorporated by reference in reliance upon the respective report of each such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement under the Securities Act with respect to the securities offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information in the registration statement. For further information about us and the securities offered hereby, see the registration statement and the exhibits and schedules thereto. We are subject to the informational requirements of the Exchange Act, and, in accordance therewith, we file unaudited quarterly and audited annual reports, proxy statements and other information with the SEC. You may read and copy all or a portion of the reports, proxy statements and other information we file at the SEC’s principal office in Washington, D.C., and copies of all or any part thereof may be obtained from the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549, after payment of fees prescribed by the SEC. Please call the SEC at l-800-SEC-0330 for further information on operation of the public reference rooms. The SEC also maintains an Internet site which provides online access to reports, proxy statements and other information regarding registrants that file electronically with the SEC at the address http://www.sec.gov. In addition, we post our filed documents on our website at http://www.lakeland.com. Except for the documents incorporated by reference into this prospectus, the information on Lakeland’s website is not a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to other documents we have filed separately with the SEC, without actually including the specific information in this prospectus or any prospectus supplement. The information incorporated by reference is considered to be part of this prospectus and any applicable prospectus supplement, and information that we file later with the SEC will automatically update, and may supersede, information in this prospectus and any prospectus supplement.

We are incorporating by reference the following documents:

•	our Annual Report on Form 10-K for the fiscal year ended January 31, 2016 filed with the SEC on April 21, 2016, as amended by Form 10-K/A filed with the SEC on each of February 17, 2017 and March 10, 2017;
•	our Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2016 filed with the SEC on June 14, 2016;

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•	our Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2016 filed with the SEC on September 14, 2016;
•	our Quarterly Report on Form 10-Q for the fiscal quarter ended October 31, 2016 filed with the SEC on December 14, 2016, as amended by Form 10-Q/A filed with the SEC on December 15, 2016;
•	our Current Reports on Form 8-K filed with the SEC on April 21, 2016, June 14, 2016, June 16, 2016, July 19, 2016, July 25, 2016, September 14, 2016, December 14, 2016, December 14, 2016, and March 10, 2017; and
•	the description of our common stock contained in our Registration Statement on Form 8-A, dated March 30, 1987, including any amendment(s) or report(s) filed for the purpose of updating such description.

We are also incorporating by reference any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after (i) the date of the initial filing of the registration statement and prior to effectiveness of the registration statement, and (ii) the date of this prospectus and before all securities to which this prospectus relates have been sold or the offering is otherwise terminated; provided, however, that notwithstanding the forgoing, unless specifically stated to the contrary, none of the information that is not deemed “filed” with the SEC, including information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, will be incorporated by reference into, or otherwise included in, this prospectus.

You may request a copy of any of the documents that we incorporate by reference into this prospectus at no cost by writing or telephoning us at the following address:

Lakeland Industries, Inc.

3555 Veterans Memorial Highway, Suite C

Ronkonkoma, NY 11779

Attn: Christopher J. Ryan, Secretary

(631) 981-9700

CJRyan@lakeland.com

Any statements contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus (or in any other subsequently filed document which also is incorporated by reference in this prospectus) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part of this prospectus except as so modified or superseded.

SEC POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our restated certificate of incorporation requires that we indemnify our directors and officers for certain liabilities incurred in the performance of their duties on our behalf. We have also entered into indemnification agreements with each of our directors and executive officers which require us, among other things, to indemnify them against certain liabilities which may arise by reason of their status or service as a director or officer (other than liabilities arising from willful misconduct of a culpable nature). Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons as provided in the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

17

PROSPECTUS DATED APRIL 11, 2017

LAKELAND INDUSTRIES, INC.

Common Stock

Preferred Stock

Debt Securities

Warrants

Rights

Units

PROSPECTUS

The issuer has not authorized any dealer, salesperson or other person to give you written information other than this prospectus or to make representations as to matters not stated in this prospectus. You must not rely on unauthorized information. This prospectus is not an offer to sell these securities or the issuer's solicitation of your offer to buy the securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this prospectus nor any sales made hereunder after the date of this prospectus shall create an implication that the information contained herein or the affairs of our Company have not changed since the date hereof.

18

[# shares] Shares

Common Stock

LAKELAND INDUSTRIES, INC.

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

Roth Capital Partners	Craig-Hallum Capital Group

_________________________, 2017